UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2006

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 John F. Kennedy Parkway, Suite 100
Short Hills, NJ 07078
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (973) 847-5955

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

At our 2006 Annual Meeting of Stockholders, held on July 6, 2006, our stockholders approved an amendment to our 2006 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 986,120 to 1,615,795 shares. The amendment became effectively immediately after the Annual Meeting, and the plan remains unchanged in all other respects. Our Board of Directors had previously authorized the amendment to the plan. The material terms and conditions of the plan and the amendment are disclosed in Proposal 2 of the proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on June 13, 2006, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.
Dated: July 10, 2006
	By:	/s/ Paul McBarron
		Name:	Paul McBarron
		Title:	Executive Vice President, Finance & Chief Operating Officer